Exhibit (c)(9)
Presentation to the Board of Directors of: KENT, Regarding Overall Transaction October 24, 2006

The following report (the “Report”) has been prepared by Keefe, Bruyette & Woods, Inc. (“KBW”) for the exclusive use of the Board of Directors (the “Board”) of Kent (the “Company” or “Target”) in connection with our presentation to the Board at a meeting to be held on October 23, 2006. This Report has been prepared in support of an opinion that the Board has requested as to whether the merger consideration to be paid by Europe Acquisition Corp. ( “Merger Sub”) to the stockholders of Target in connection with the proposed merger of Merger Sub with and into Target (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Agreement”), dated as of October [ 23 ], 2006, between Europe (“Europe” or “Acquirer”) and Target (the “Agreement”) is fair, from a financial point of view, to the stockholders of Kent. Merger Sub, a Delaware corporation, is a wholly-owned subsidiary of Europe, a corporation organized under the laws of the Netherlands. This Report and the information contained herein has been prepared solely for the Board of Kent and may not be used by any other person without the express prior written consent of KBW. We have based our findings on information obtained from publicly available sources and from documents provided to us by Kent. In conducting our analyses, we have, with the consent of Kent, assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information reviewed by us, and we have not assumed any responsibility for independent verification of such information. With respect to any financial projections, we also have assumed that they have been reasonably prepared by the management of Kent on bases reflecting the best currently available estimates and judgments of the future financial performance of Kent. We express no view as to such projections or the assumptions on which they are based. The Report is based upon economic, market and other conditions as they exist and can be evaluated on October 20, 2006 and includes a range of valuations for Kent utilizing several techniques. In preparing the Report, KBW did not attribute any particular weight to any analysis or factor. KBW believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the process underlying its conclusions. Any analysis of this type is subject to uncertainties and contingencies all of which are difficult to predict and are beyond the control of the firm preparing the analysis.

Table of Contents Tab Executive Summary 1 Transaction Considerations 2 Valuation Information 3 Appendix 4

Executive Summary

Executive Summary #œ KBW has been retained by the board of directors of Kent to provide an opinion with regard to the proposed acquisition of Kent by Europe. #œ Europe proposes to acquire Kent for approximately [$16.44] per common share in cash, representing a total equity purchase price of approximately [$291] million, through a tender offer. Merger price based on a 33% premium to the 60-day rolling average pre-announcement, within a $14-17 per share collar. Shareholders will also receive, included above, $2.00 per share of consideration from the Other Business Services (“OBS”) asset sale to management. #œ Europe has unconditionally guaranteed payment of the merger consideration. #œ Other material terms of the Agreement include: Europe will not be responsible for certain separation costs associated with OBS. Standstill with fiduciary out. Termination fee of 3% of equity value ($8.7 million) if Kent’s board accepts a superior proposal. No termination fee for OBS transaction.

Executive Summary (continued) #œ KBW has conducted due diligence on Kent, OBS and on the transaction process. Met with the Company’s Chief Executive Officer, Chief Financial Officer and Vice President of Corporate Finance & Investor Relations at its North Barrington, Illinois headquarters. Conducted conference calls with several members of the OBS senior management team. Reviewed financial information, including internal projections for Kent’s principal business (known as “Corporate Solutions”) and the OBS businesses. #œ Kent focuses on the design, marketing, and administration of compensation and benefit plans for companies and related key employees. Additionally, Kent provides executive compensation consulting and other consulting services to various corporations and financial institutions. company is a leading provider of COLI and BOLI products. #œ Europe is a publicly-traded Netherlands-headquartered corporation focused on the insurance, pension and asset accumulation markets. Europe is also active in accident, supplemental health, general insurance and some limited banking activities which together account for a minor proportion of revenue and income.

Transaction Considerations

Kent – Company Overview #œ Kent focuses on the design, marketing, and administration of compensation and benefit plans for companies and related key employees. Additionally, Kent provides executive compensation consulting and other consulting services to various corporations and financial institutions. The company is a leading provider of COLI and BOLI products. #œ At June 30, 2006, the Company reported $665.5 million in assets, $271.9 million in shareholders’ equity and tangible shareholders’ equity of ($305.2) million. #œ For the six months ended June 30, 2006, the Company reported $135.9 million in revenue and net income of $0.8 million, a decrease from 2005 in which the Company earned $4.0 million in net income from $135.4 million in revenue. #œ For the years ended December 31, 2004 and 2005, Kent reported $315.6 million and $273.8 million in revenue and $18.2 million and $10.6 million in net income, respectively.

Kent – Company Overview (continued) #œ The Company has four reportable segments: Corporate Solutions: provides strategic investment solutions, consulting and administrative services to clients Healthcare Group: provides specialized compensation and benefit services for large and medium sized not-for-profit healthcare organizations Pearl Meyer & Partners: specializes in executive compensation and retention programs Federal Policy Group: provides a variety of legislative and regulatory strategic services #œ The four reportable segments operate as independent and autonomous business units with a central corporate staff in North Barrington, Illinois responsible for finance, strategic planning, human resources and company-wide policies. #œ The proposed transaction with Europe entails only the Corporate Solutions segment and certain severance obligations at the corporate center. The proposed asset purchase by management is for the remaining businesses, inclusive of the severance and other obligations associated with those businesses. #œ The financial performance of all of the four segments is heavily dependent on personnel, although the Corporate Solutions segment enjoys relatively more stable cash flows through its COLI renewal commission income stream.

European Parent – Company Overview #œ Europe is a publicly-traded company with a market capitalization of $29.5 billion focused on the life insurance, pension and asset accumulation markets. Europe is also active in accident, supplemental health, general insurance and some limited banking activities which together account for a minor proportion of revenue and income. With headquarters in the Netherlands, Europe employs approximately 27,000 people. Europe’s three major markets are the United States, the Netherlands and the United Kingdom. For six months ended June 30, 2006, the Company reported revenues of $21.9 billion and net income of $1.6 billion. As of June 30, 2006, the Company reported $373.4 billion in assets and $26.5 billion in shareholders’ equity. #œ Europe USA is the sixth largest life insurer in the U.S. by statutory capital & surplus and has leading positions in the institutional stable value market (GICs, funding agreements and synthetic GICs), the full-service pension market, and the variable life and annuity markets, along with strong positions in universal and term life and life reinsurance. #œ Europe has unconditionally guaranteed payment of the merger consideration.

Transaction Terms #œ Price per common share [$16.44] #œ Consideration 100% cash #œ Financing Unconditional guarantee of payment from Europe Parent #œ Total equity value [$290.8] million #œ Structure Merger into Delaware merger subsidiary of Europe #œ Stockholder agreement Europe agrees to vote its shares in favor of the Merger and not to solicit another transaction. Certain Kent shareholders have agreed to tender their shares #œ Termination fee 3% of equity value ($8.7 million) if Kent’s board accepts a superior proposal. Kent and OBS transactions each subject to a non-solicitation clause, with a fiduciary out #œ Option treatment Immediate vesting and cashless exercise #œ Employment agreements [TBD] #œ Dividend Current quarterly dividend of $0.06 per common share to be paid through closing, assuming current level of profitability

Transaction Terms (continued) #œ Due Diligence Substantially complete, confirmatory diligence on-going #œ Contingencies Receipt of shareholder, corporate and regulatory approvals for both companies and the absence of any material adverse change. Transaction subject to sale of OBS #œ Timing Anticipated close in fourth quarter 2006 #œ Other Transition services agreement will be executed, governing relationship between Kent and OBS business; OBS transaction subject to Europe’s review, but Kent can exercise its fiduciary duty if a topping bid is received

Acquisition Consideration Analysis Item Value Comment “Unaffected Share Price” $11.50 Defined as 60-day rolling average Kent closing price pre-announcement Premium 33% Per Merger Agreement Europe Consideration Per Share $15.30 Separation costs per share not assumed by Europe ($0.86) Estimate provided by Kent management Proceeds per share from MBO Transaction (“MBO Consideration”) $2.00 Per Tom Wamberg’s letter to the Special Committee of the Board of Directors dated October 18, 2006. Total Consideration per Common Share $16.44 Common Shares Outstanding 17,692,577 Per Merger Agreement Aggregate Consideration to Common Shareholders $290,790,983 Cost of Options $3,385,015 Per Option Schedule, based on $16.44 per share. Kent has proposed that underwater options to be cashed out at $0.10 per share. Aggregate Consideration to All Shareholders $294,175,997 Fully-Diluted Shares 17,898,531

Transaction Considerations #œ Kent is going to announce third quarter pre-tax loss of ($46,111) on October 26. Similar to the first and second quarters of 2006, operating earnings will not meet research analyst consensus quarterly estimates. #œ Management is positive on the outlook for full year 2007 earnings and are generally positive with regard to Kent’s prospects. However, management’s latest internal forecast for 2007 earnings, $0.57 per share, is below analysts’ consensus estimate of $0.77 per share. Introduced a new product, Alpha-BOLI, to deal with a flat yield curve. COLI Best Practices legislation was signed into law on August 17th, alleviating some of the systemic risk associated with BOLI/COLI. #œ Acquisitions provide a potential upside to earnings but the historical performance of some of Kent’s larger acquisitions has not met internal expectations. #œ Effective January 1, 2005, Kent restructured two segments in which its previous Human Capital Practice segment was merged into its Executive Benefits Practice segment which, as of January 1, 2006, is part of the Corporate Solutions Practice. #œ The 2005 departures of Pearl Meyer and Steve Hall, the CEO and President of Pearl Meyer & Partners, respectively, are expected to reduce future revenue opportunities in the Company’s executive compensation consulting unit. #œ Areas of concern for management include: the flat yield curve, legislative changes and uncertainty surrounding COLI sales, the ability to attract and retain key producers, and the merger and acquisition environment. #œ Neither management nor the stockholders of Kent have received any other offers for the Company, nor have they solicited any other offers.

Transaction Background #œ From time to time, Kent has investigated potential transactions in order to maximize shareholder value. However, given the human capital-intensive nature of the business, discussions have been high-level, limited, and confidential in nature. #œ Kent maintains strategic relationships with insurance companies such as AEGON, AXA, Great-West Life, Mass Mutual, New York Life, ING, Prudential, Clarica, and West Coast Life, in which both parties are committed to developing and delivering creative products with high client value. Kent works closely with clients to design customized products that meet the specific organizational needs of the client and with insurance companies to develop unique policy features and competitive pricing. #œ In 2000, Europe acquired 8.9% of Kent’s outstanding shares. Europe currently owns 13.0%. #œ In the summer of 2004, Europe initiated detailed discussions with Tom Wamberg, CEO. Draft definitive documentation was negotiated and price and other terms were largely established. The proposed transaction was for all of Kent’s equity, with no asset sale to a third party of the OBS units contemplated. The proposed pricing was approximately a 40% premium to the stock price at the time of negotiations, or $25.25 per share. During the diligence process, Europe decided that the regulatory, personnel and revenue risks associated with the business were too great, and withdrew from the transaction.

Transaction Background (continued) #œ During this time, and from time to time since these discussions, Kent has approached certain other carriers, brokers and other intermediaries, asset managers and other fiduciaries and other parties to determine receptivity to a transaction. None of the parties contacted expressed sufficient interest to warrant continued negotiations. #œ Kent’s business is highly dependent on its producers. The loss of any of its key employees or key producers is expected to have a material adverse impact on its operations and financial performance. Pearl Meyer & Partners: The top 6 producers represent approximately 60% of revenues. Federal Policy Group: The top producer represents over 75% of revenues.

Kent — Valuation Matrix ($ in millions, except per share amounts) Europe’s Current Proposal Equity price per common share $11.94 $16.44 1 Total fully diluted equity value $213.7 $294.2 Net debt $51.9 $51.9 Total enterprise value $265.6 $346.1 Cash component - $294.2 Stock component — 0.0 Aggregate Purchase KENT Price as Multiple of: Factor (2) LTM Revenue $229.3 1.2x 1.5x LTM EBITDA $21.8 12.2x 15.9x 2006E EBITDA $26.6 10.0x 13.0x 2007E EBITDA $34.3 7.8x 10.1x Equity Purchase Price Per Share as Multiple of: 2006E EPS $0.47 25.4x 35.0x 2007E EPS (3) $0.77 15.6x 21.5x 1. Includes additional consideration from sale of OBS segment. 2. Adjusted to reflect segregated revenues and EBITDA flows to CBC Insurance Revenue Securitization, LLC. LTM GAAP revenues were $277.8 million and LTM GAAP EBITDA was $54.5 million. 3. Management’s internal forecast is $0.57 per share. Note: As of October 20, 2006. Projected earnings represent IBES median estimate. Source: FACTSET and Bloomberg.

Valuation Information

Scope of Review and Summary Findings
Scope of Review We have conducted a review of historical stock prices, comparable companies analysis, comparable merger and acquisition transactions analysis, discounted cash flow analysis and historical transaction premium analysis based on information provided to us by the management of Kent, including audited historical GAAP financial statements and actuarial reviews completed by third parties.
None of the selected companies or the selected transactions is directly comparable to Kent or the Merger, respectively, and therefore, the results of the selected company analyses and selected transactions are primarily financial calculations rather than detailed analyses of the differences in operating characteristics and business mixes and transaction details of the various companies and transactions, respectively. Appropriate use of the data includes qualitative judgments concerning, among other things, differences among the companies and the transactions. The dividend discount analysis is highly dependent on the assumptions used to create the projections.
Summary of Findings The following pages contain the results of our review.

Kent – Historical Stock Price Performance $35.00 3,000 Historical Min/Max Min: $10.48 (10/3/06) $30.00 Max: $30.60 (4/16/02) 2,500 Current: $11.94 (10/20/06) $25.00 2,000 $20.00 1,500 $15.00 1,000 $10.00 500 $5.00 0 10/19/01 4/3/02 9/16/02 2/28/03 8/14/03 1/27/04 7/9/04 12/24/04 6/8/05 11/21/05 5/5/06 10/20/06 Volume Kent Note: Prices reflect closing prices. Source: FACTSET

Kent – Historical P/E #œ Over the past twelve months, Kent has traded in a range of 14.7x to 21.9x times NTM earnings 25.0x 20.0x Earnings Price/ NTM 15.0x 10.0x 10/19/05 11/21/05 12/23/05 1/26/06 2/28/06 3/31/06 5/5/06 6/8/06 7/11/06 8/11/06 9/15/06 10/19/06 Clark Inc. Source: FACTSET

Kent – Historical Earnings Estimates #œ Over five of the past six fiscal quarters, Kent has reported earnings below analysts’ mean estimates. #œ Over the past twelve months, equity research analysts have steadily reduced earnings estimates for Kent. $18$ 1.20 $16 $1.00 $14 $12$ 0.80 $10 Kent Range of Stock $0.60 Earnings Price Estimates $8 $6 Mean $0.40 Reported Earnings Surprise % % Price Fiscal Qtr Earnings Estimate Amount Surprise Impact $4 06/2006 $0.01 $0.08 ($0.07) (86.7) (6.4) 03/2006 0.04 0.09 (0.05) (54.3) 13.2 $0.20 12/2005 0.37 0.42 (0.05) (11.9) (8.6) $2 09/2005 0.01 0.08 (0.07) (87.5) (2.9) 06/2005 0.16 0.08 0.08 108.7 1.3 03/2005 0.06 0.34 (0.28) (82.4) (12.5) $0 $0.00 Dec-05 Feb-06 Apr-06 Jun-06 Aug-06 Oct-06

Comparison of Offer Price to Historical Kent Prices #œ Europe’s offer, inclusive of the pre-closing dividend to shareholders from the sale of the OBS assets, represents a 37.7% premium to Kent’s current market price. Implied Premiums Europe’s Offer Price Per Share $16.44 Implied Price Premium Current Price (10/20/06) $11.94 37.7% 20 Day Average Price11.41 44.0 40 Day Average Price 11.56 42.2 60 Day Average Price 11.50 42.9 52 Week High (10/31/05) $16.10 2.1% 52 Week Low (08/04/06) 10.39 58.2 IPO Price (08/19/98) $9.00 82.6%

Comparable Companies — Summary #œ Based on analysis of a selected group of comparable companies, the implied range of change of control values for Kent is shown below: $16.44 LTM Revenue $3.07 $28.21 LTM EBITDA $5.26 $15.46 2006E EBITDA $8.28 $16.98 2007E EBITDA $9.23 $15.65 2006E EPS $6.32 $12.19 2007E EPS (1) $8.47 $17.80 $0 $ 5 $10 $15 $20 $25 $30 $35 Price Per Common Share (1) Using management’s internal forecast of $0.57 per share, the implied change of control range is $6.31- $13.26 per share.

Comparable Companies — Summary #œ Based on analysis of a selected group of comparable companies, the implied range of trading values for Kent is shown below: Selected Companies Going Concern Change Acquisition KENT Multiples Implied Equity Value Implied Value Per Share of Control Implied Value Per Factor Min Max Low High Low High Premium Low High Enterprise Value / LTM Revenue $229.3 0.4x 2.1x $45.8 $420.7 $2.56 $23.52 20% $3.08 $28. LTM EBITDA 21.8 6.0 13.0 78.4 230.6 4.38 12.90 20 5.26 15. 2006E EBITDA 26.6 6.6 11.5 123.5 253.3 6.91 14.16 20 8.29 17. 2007E EBITDA 34.3 5.5 8.3 137.6 233.5 7.69 13.06 20 9.23 15. Price/ 2006E EPS $0.47 11.2x 21.6x $94.2 $181.6 $5.27 $10.16 20% $6.32 $12. 2007E EPS0.77 9.2 19.4 126.2 265.2 7.06 14.83 20 8.47 17. Range $45.8 $420.7 $2.56 $23.52 20% $3.08 $28. Note: Range of methodologies is derived from the minimum and maximum value of all metrics, excluding highest and lowest value.

Market Statistics of Selected Companies ($ in millions) Debt/ Enterprise Value 06E-’07E LTM Total Return Market Enterprise Total LTM EBITDA Price/Earnings EPS EBITDA Price 3 Mo. 1 Year Value Value Cap. Revenue LTM 2006E 2007E LTM 2006E 2007E Growth Margin Company Ticker 10/20/06 (%) (%) ($mm) ($mm) (%) (x) (x) (x) (x) (x) (x) (x) (%) (%) Kent KENT $11.94 -6.4% -23.6% $212 $264 16.0% 1.2x 12.1x 9.9x 7.7x 20.6x 25.4x 15.6x 62.8% 9.5% Independent Insurance Brokers Arthur J. Gallagher & Co. AJG $26.55 9.4% -4.0% $2,626 $2,626 15.5% 1.8x 13.0x 9.9x 8.4x 17.0x 17.8x 15.4x 15.8% 13.8% Hilb Rogal & Hobbs Co. HRH 44.27 17.7 15.8 1,570 1,570 31.0 2.3x 11.1x 8.2 7.3 20.0 18.5 16.7 10.9 20.6% Hub International Ltd. HBG 31.05 19.2 35.7 965 977 18.6 2.0x 9.2x 6.6 5.5 20.2 18.6 15.4 21.3 21.5% USI Holdings Corp. USIH 14.91 15.8 18.5 859 1,101 37.6 2.1x 10.7x 8.9 7.8 14.2 12.7 11.1 14.5 19.3% Brooke Corp. BXXX 11.996.4 -3.8 151 265 74.8 1.6x 10.2x 7.4 NA 14.1 11.2 9.2 21.5 15.9% Other Service Companies Hewitt Associates Inc1 HEW $23.976.9% -10.8% $2,662 $2,831 20.9% 1.0x 21.4x 11.5x 7.3x 17.8x NA 17.4xNA 4.6% Watson Wyatt Worldwide2 WW 43.22 29.7 65.2 1,846 1,846 4.4 1.5 10.2 9.2 8.3 21.8 20.1 18.5 8.7 14.2% National Financial Partners NFP 39.05 -12.7 -6.2 1,544 1,544 11.2 1.5 10.7 10.4 8.2 14.9 15.0 12.4 21.3 13.8% BISYS Group Inc.2 BSG 11.56 -11.1 -11.6 1,392 1,392 0.5 1.3 6.0 8.0 7.5 24.6 21.6 17.5 23.4 22.1% CBIZ Inc.CBZ 7.56 5.5 53.8 533 620 30.6 1.1 9.9 10.2 NA 23.6 21.6 19.4 11.4 10.6% Crawford & Co. CRD.B 7.12-3.9 -4.2 358 375 30.5 0.4 7.4 7.6 NA 21.6 20.3 16.2 25.7 5.8% CorVel Corp.3 CRVL 39.8948.8 83.2 381 381 0.0 1.4 12.9 11.7 NA 38.4 29.8 26.7 11.6 11.1% Cunningham Lindsey Inc. LIN 2.65 -10.3 -21.8 60 140 51.7 0.3 5.6 3.9 3.1 9.5 9.5 4.4 114.3 6.0% Median 6.9% -3.8% $965 $1,101 20.9% 1.5x 10.2x 8.9x 7.5x 20.0x 18.6x 16.2x 18.5% 13.8% Mean 9.3 16.1 1,150 1,205 25.2 1.4 10.6 8.7 7.0 19.8 18.1 15.4 25.0 13.8% Min -12.7% -21.8% $60 $140 0.0% 0.3x 5.6x 3.9x 3.1x 9.5x 9.5x 4.4x 8.7% 4.6% Max 48.8 83.2 2,662 2,831 74.8 2.3 21.4 11.7 8.4 38.4 29.8 26.7 114.3 22.1% Sources: SNL Datasource, FactSet, Boomberg and respective company SEC filings 1.Historical and estimated financial statistics for fiscal year ended September 30. 2.Historical and estimated financial statistics for fiscal year ended June 30. 2006 projections represent projections for year ended June 30, 2007. 2007 projections represent FY2008 3.Historical and estimated financial statistics for fiscal year ended March 31. 2006 projections represent projections for year ended March 31, 2007. 2007 projections represent FY2008

Comparable Transactions — Summary #œ Based on analysis of a selected group of comparable transactions from the last five years, the range of values for Kent is shown below: $16.44 LTM Revenue $14.63 $34.23 LTM EBITDA $7.96 $10.87 $0 $ 5 $10 $15 $20 $25 $30 $35 $40 Price Per Common Share Selected Transactions KENT Multiples Implied Equity Value Implied Value Per Share Factor Min Max Low High Low High LTM Revenue $229.3 1.4x 2.9x $261.6 $612.3 $14.63 $34.23 LTM EBITDA $21.8 8.9x 11.3x 142.3 194.4 7.96 10.87 Range $142.3 $612.3 $7.96 $34.23 Note: Range of methodologies is derived from the minimum and maximum value of all metrics, excluding highest and lowest value.

Selected Comparable Transactions Equity Enterprise Value / Announce Purchase Enterprise LTM LTM Date Target Acquirer Price Value EBITDA Revenues 02/11/05 Hull and Company, Inc. Brown & Brown, Inc. $175 $175 NA 2.8x 09/08/04 Summit Global Partners, Inc. USI Holdings Corp. 96 124 NA 1.9x 06/16/04 Exult Inc. Hewitt Associates 637 637 NM1.4x 11/11/03 McGriff Seibels & Williams Inc. BB&T Insurance Services, Inc. 456 458 (1) 13.2x 2.9x 11/10/03 USA Insurance Group Inc. BISYS Group, Inc. 89 89 7.4x 3.0x 09/26/02 Long, Miller & Associates, LLC Clark/Bardes, Inc. 404 409 9.8x (2) NM 05/10/02 Hobbs Group LLC Hilb, Rogal and Hamilton Co. 246 276 (1) 11.3x 2.9x 12/19/01 ABD Insurance & Financial Svcs. Inc. Greater Bay Bancorp 201 209 (1) 9.7x 2.1x 04/15/01 E.W. Blanch Holdings, Inc. Benfield Greig Group Plc 179 242 NM 1.2x 02/23/01 ASI Solutions Aon Corp 115 124 8.9x 1.4x Median 9.7x 2.1x Mean 10.0x 2.2x Min 7.4x 1.2x Max 13.2x 3.0x (1) Includes aggregate value of earn-out consideration. (2) Multiples based on nine-month annualized results. Source: SNL DataSource and Company documents.

Discussion of Discounted Cash Flow Analysis #œ KBW made the following assumptions in its dividend discounted cash flow analysis: 2006 and 2007 earnings per share of $0.47 and $0.77, respectively. These projections represent the median research analyst estimate for the respective time periods. Management’s latest internal forecast for 2007 earnings is $0.57 per share. Earnings growth of 16.5% (IBES median long-term growth rate) annually after 2007. An annual dividend payout ratio of 51.1%, the Company’s expected 2006 payout ratio assuming an annual dividend of $0.24. Kent is sold at December 31, 2011 based on a forward multiple with the proceeds being discounted back to the present. A 15.0% discount rate, as derived by a weighted average cost of capital analysis. This analysis is included in the appendix. #œ KBW utilized research analyst estimates as its base scenario because management does not prepare five year projections. #œ The valuation analysis is highly sensitive to the assumptions for projected net income, the terminal exit multiple and the discount rate.

Discounted Cash Flow Analysis #œ Based on a dividend discounted cash flow analysis, the range of values for Kent is shown below: Terminal Multiple $13.17 12.0x 14.0x 16.0x 18.0x Rate 14.0% $12.02 $13.73 $15.43 $17.14 14.3% $11.90 $13.59 $15.27 $16.96 Discount 15.0% $11.54 $13.17 $14.80 $16.44 15.3% $11.42 $13.04 $14.65 $16.27 16.0% $11.08 $12.64 $14.20 $15.77 Note: Dividend discounted cash flows analysis based on research analyst projections. Using management’s 2007 forecast of $0.57 per share, the DCF range is $8.25 to $12.77 per share.

Historical Premiums Analysis #œ KBW compared the premium to Kent’s historical stock price in the Merger to premiums paid in other acquisitions of publicly-traded companies: Market Premium 1 Day 1 Week 1 Month Kent Transaction 38% 39% 42% All Industries (557 Transactions) Median 21% 23% 28% Mean 26% 28% 33% Financial Institutions (165 Transactions) Median 19% 20% 23% Mean 24% 25% 29% Source: MergerStat Note: Represents all whole M&A transactions with an equity purchase price between $100 million and $500 million announced from October 12, 2001 until October 12, 2006, in which the target was a publicly traded entity. Financial institutions includes transactions with targets in the banking and finance, brokerage, investment management and insurance industries. 31

Appendix

Weighted Average Cost of Capital Analysis (in millions, except per share amounts) Adjusted Stock Shares Equity Net Debt/ Levered Unlevered Company Ticker Price Out Value Debt Equity Value Beta Beta Kent 11.94 17.8 212 52 24.5% 0.93 0.78 Independent Insurance Brokers Arthur J. Gallagher & Co. AJG 26.55 98.9 2,626 147 5.6% 0.68 0.66 Hilb Rogal & Hobbs Company HRH 44.27 35.5 1,570 259 16.5% 0.83 0.74 Hub International Limited HBG 31.05 31.1 965 146 15.1% 0.55 0.50 USI Holdings Corporation USIH 14.91 57.6 859 257 29.9% 0.93 0.75 Brooke Corporation BXXX 11.99 12.6 151 131 86.5% NA NA Misc Financial Services Consulting Hewitt Associates, Inc. HEW 23.97 111.1 2,662 322 12.1% 0.76 0.73 Watson Wyatt Worldwide, Inc. WW 43.22 42.7 1,846 30 1.6% 0.92 0.92 National Financial Partners Corp. NFP 39.05 39.5 1,544 90 5.8% 1.34 1.32 BISYS Group, Inc. BSG 11.56 120.4 1,392 5 0.4% 1.16 1.16 CBIZ Inc. CBZ7.56 70.6 533 100 18.7% 1.44 1.36 Crawford & Company CRD.B 7.12 50.3 35882 22.9% 1.66 1.55 CorVel Corporation CRVL 39.89 9.6 381 0 0.0% 0.92 0.92 Cunningham Lindsey Inc.LIN 2.65 22.6 60 80 NM 1.16 0.72 Selected Companies Average 17.9% 0.94 Assumptions Unlevered Beta 0.94 Debt as a % of Equity Value 17.9% Levered Beta 1.05 Market Premium (1) 7.1% Risk Free Rate 4.8% (Average of 10 year Treasury Bond and 30 year Treasury Bond) Equity Size Premium (2) 4.0% Pre-tax Cost of Debt (3) 9.4% Assumed Marginal Corporate Tax Rate 35.0% Equity as a % of Total Capital 84.0% Net Debt as a % of Total Capital 16.0% Estimated Kent Cost of Equity K= RFR + (Levered Beta * Market Premium) + Equity Size Premium 16.3% Estimated Kent Cost of Debt K= Pre-tax Cost of Debt * (1-Tax Rate) 6.1% Estimated Kent WACC 14.6% Source: SNL Financial and Bloomberg. (1) Ibbotson Associates Risk Premia Over Time Report: 2005 — long-horizon expected equity risk premium. (2) Ibbotson Associates Risk Premia Over Time Report: 2005 — Beta-adjusted size premium for companies with a market capitalization between $1 million and $586 million. (3) Estimated rate based on weighted average of outstanding trust preferred securities.

Earnings Estimate Summary Consensus Mean EPS Estimates Year Ending Q1 Q2 Q3 Q4 Annual 2005 $0.06 $0.06 $0.09 $0.41 $0.61 2006 0.08 0.08 0.01 0.35 0.47 2007 0.13 0.17 0.04 0.46 0.77 Individual EPS Estimates Target Firm Analyst Recom. Price 2006E 2007E Matrix USA Feinseth Sell — — -KBWLipponen Mkt Pfm 13.00 0.33 0.67 Barrington Research Hutchison Outpfm 16.00 0.47 0.86 Stephens Inc. Fisken Overwt — 0.54 0.80 1 1. Pending update. Not included in consensus calculation Note: Management’s latest internal forecast for 2007 is $0.57 per share. Source: Bloomberg

Historical GAAP Income Statement for Kent Year Ended December 31, Six Months Ended June 30, ($ in thousands) 20012002 2003 2004 20052005 2006
Revenue First year $ 119,349$ 124,10$ 113,851$ 151,98$ 123,894$ 65,167$ 64,440 commissions and related fees Renewal commissions 93,028 114,464 158,529 157,480 142,832 66,924 67,509 and related fees Consulting fees 19,659 34,973 47,205- — — - Reimbursable 4,848 5,043 6,344 6,114 7,080 3,303 3,902 expenses
Total Revenue $ 236,884$ 278,58$ 325,929$ 315,58$ 273,806$ 135,39$ 135,851
Operating Expenses Commissions and fees 84,002 89,998 88,259 74,292 53,024 28,042 28,626 General and 102,853 140,583 159,279 164,278 161,034 81,658 83,824 administrative Reimbursable 4,848 5,043 6,344 6,114 7,080 3,303 3,902 expenses Amortization 11,560 9,249 21,579 18,158 15,407 7,687 7,515 Write off of 2,070 0 0 0 0 0 0 Insurance Alliance Group Settlement of 0 0 (1,500) 0 0 0 0 litigation Human Capital 0 0 7,490 (198) 172 0 0 Practice Reorginazation
Total Operating $ 205,333$ 244,87$ 281,451$ 262,64$ 236,717$ 120,69$ 123,867 Expenses
Operating Income $ 31,551$ 33,713$ 44,478$ 52,938$ 37,089$ 14,704$ 11,984 Other 354 262 302 (1,499) 1,617 1,615 1 Income/(Expense) Interest, net (7,168) (3,720) (24,009) (22,057) (21,459) (10,725) (10,673)
Income before taxes and effect of change in $ 24,737$ 30,255$ 20,771$ 29,382$ 17,247$ 5,594 $ 1,312 accounting principle Income taxes 8,725 12,404 8,089 11,222 6,638 1,620 534
Income before effect of change in accounting principle, net of $ 16,012$ 17,851$ 12,682$ 18,160$ 10,609$ 3,974 $ 778 tax Effect of change in 0 (523) 0 0 0 0 0 accounting principle, net of tax
Net Income $ 16,012$ 17,328$ 12,682$ 18,160$ 10,609$ 3,974 $ 778
Basic EPS $ 1.22 $ 1.03 $ 0.69 $ 0.98 $ 0.59$ 0.22 $ 0.04
Diluted EPS $ 1.18 $ 0.99 $ 0.68 $ 0.97 $ 0.58$ 0.22 $ 0.04

Historical GAAP Balance Sheet for Kent ($ in millions) As of December 31, As of June 30, 2001 2002 2003 2004 2005 2005 2006 Current Assets Cash and cash equivalents $10,207 $14,266 $3,156 $23,199 $5,077 $17,121 $6,205 Restricted cash 14,065 18,966 12,020 7,799 8,061 7,889 Accounts and notes receivable, net 50,927 63,934 47,478 44,388 36,893 32,183 29,839 Prepaid income taxes 3,253 2,931 1,479 3,845 3,874 3,926 Deferred tax assets 690 1,252 253 782 0729 0 Other current assets 2,384 2,888 3,149 2,445 3,527 2,396 2,559 Total Current Assets $64,208 $99,658 $75,933 $84,313 $57,141 $64,364 $50,418 Intangible Assets, net 187,728 600,195 589,803 584,246 582,544 577,811 577,037 Equipment and Leasehold Improvements, net11,005 15,135 13,284 12,140 12,276 11,872 11,578 Cash Surrender Value of Life Insurance 8,111 11,336 8,908 12,483 Other Assets 6,990 19,687 20,283 12,483 11,216 11,165 13,993 Total Assets $269,931 $734,675 $699,303 $701,293 $674,513 $674,120 $665,509 Current Liabilities Accounts payable $4,767 $8,048 $8,129 $3,886 $4,243 $3,911 $3,667 Accrued liabilities 46,086 47,183 46,648 54,145 40,051 33,864 35,266 Deferred revenue 520 2,349 1,980 2,268 2,469 4,368 4,154 Deferred tax liabilities 3,451 0 0 0 186 96 Interest rate swap payable 2,043 0 0 0 0 0 Recourse debt maturing within one year523 11,154 8,120 1,295 3,730 1,361 5,602 Non-recourse debt maturing within one year 523 11,521 8,433 13,632 16,299 3,287 14,269 Total Current Liabilities $57,913 (1) $80,255 $73,310 $75,226 $66,978 $46,791 $63,054 Trust Preferred Debt 0 0 0 45,000 45,000 45,000 45,000 Long-Term Recourse Debt3,040 102,559 55,672 3,4271,998 2,7301,228 Long-Term Non-Recourse Debt 3,040 293,479 280,296 261,195 238,296 257,445 231,568 Deferred Tax Liabilities 7,146 8,837 14,057 24,752 33,022 28,481 34,047 Deferred Compensation 2,601 3,779 6,563 8,21511,443 10,115 11,341 Interest Rate Swap 0 0 157 0 0 0 0 Other Non-Current Liabilities 0 4,644 10,980 9,292 7,758 6,797 7,419 Total Liabilities $73,739 (1) $493,553 $441,035 $427,107 $404,495 $397,359 $393,657 Total Stockholders’ Equity 196,192 241,122 258,268 274,186 270,018 276,761 271,852 Total Liabilities and Stockholders’ Equity $269,931 $734,675 $699,303 $701,293 $674,513 $674,120 $665,509
(1) Total ST and LT debt numbers given; equal recourse/non-recourse proportion assumption made.